Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

VIRGIN MOBILE USA, INC.

A Delaware Corporation

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Date and Time of Annual Meetings. An annual meeting of the stockholders of Virgin Mobile USA, Inc. (the “Corporation”) shall be held each year at such time and date as the board of directors shall determine for the purpose of electing directors and conducting such other proper business as may come before the meeting.

Section 2. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Subject to the provisions of Article II of these by-laws, nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to the provisions of Article II of these by-laws, nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2. Subject to the provisions of Article II of these by-laws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2 or Article II of these by-laws shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2 or Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 2) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the certificate of incorporation of the Corporation (the “Charter”).

Section 3. Date and Time of Special Meetings. Special meetings of stockholders may be called only by a majority of the board of directors, the chairman of the board of directors or the chief executive officer for any purpose; provided that each of Sprint Ventures, Inc. and its Affiliates (collectively, “Sprint”), Corvina Holdings Limited and its Affiliates (collectively, “Virgin”) and SK Telecom USA Holdings, Inc. and its Affiliates (collectively, “SK Telecom” and together with Sprint and Virgin, the “Significant Stockholders”) may call a special meeting of stockholders so long as such Significant Stockholder holds shares of common stock of the Corporation representing at least 25% of the aggregate voting power in the Corporation. The meetings may be held at such time as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Except as specifically provided above, stockholders do not have the ability to call a special meeting of stockholders.

Section 4. Place of Meetings. The chief executive officer or the board of directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors or stockholders (as permitted above). If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 5. Notice. Whenever stockholders are required or permitted to take action at a meeting, written notice (which can be electronic) stating the place, if any, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting. Unless otherwise provided by law, the Charter or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation.

Section 6. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6 or to vote in person or by proxy at any meeting of stockholders.

Section 7. Quorum. The holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Charter or these by-laws. If a quorum is not present, the holders of a majority of the voting power present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place in the manner provided by Section 8 of this Article until a quorum shall be so present or represented.

Section 8. Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. Vote Required. The directors shall be elected by a plurality of the votes cast. In all other matters, when a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Charter or these by-laws or the rules or regulations of any stock exchange applicable to the Corporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting at meetings of stockholders need not be by written ballot.

Section 10. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware as from time to time in effect including any successor provisions of law (the “DGCL”) or by the Charter or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock held by such stockholder which has voting power upon the matter in question.

Section 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 12. No Action by Written Consent. Unless otherwise provided in the Charter, no action required by law to be taken at any annual or special meeting of stockholders of the Corporation, nor any action which may be taken at any annual or special meeting of such stockholders, may be taken by written consent of the stockholders of the Corporation. No written consent shall be effective to take the corporate action referred to therein.

Section 13. Organization. Meetings of the stockholders shall be presided over by the chairman or one of the co-chairmen of the board, if any, or in the absence of the chairman or one of the co-chairmen of the board by the vice chairman of the board, if any, or in the absence of the vice chairman of the board by the chief executive officer, or in the absence of the chief executive officer, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 14. Inspectors of Election. The Corporation shall, if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 15. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided by applicable law or in the Charter.

Section 2. Number, Election and Term of Office. (A) The number of directors as of the date of these by-laws shall initially be eleven (11) and shall thereafter be established from time to time by resolution of the board by a majority of the board of directors, of whom:

(1) two (2) shall be designees of SK Telecom (such persons, the “SK Telecom Designees”; provided, however, that (A) if at any time the Percentage Interest (as defined below) held by SK Telecom is less than ten percent (10%) but more than or equal to five percent (5%), then SK Telecom shall have the right to designate one (1) director to the board of directors; and (B) if at any time the Percentage Interest held by SK Telecom is less than five percent (5%), then SK Telecom shall not have the right to designate any directors to the board of directors pursuant to these by laws; provided that for the purposes of clauses (A) and (B) above, any increase in the Percentage Interest held by SK Telecom subsequent to the date of any determination shall not increase the number of directors that SK Telecom has the right to designate pursuant to this Section 2(A)(1);

(2) two (2) shall be designees of Sprint (such persons, the “Sprint Designees”); provided, however, that (A) if at any time the Percentage Interest (as defined below) held by Sprint is less than ten percent (10%) but more than or equal to five percent (5%), then Sprint shall have the right to designate one (1) director to the board of directors; and (B) subject to the second succeeding proviso, if at any time the Percentage Interest held by Sprint is less than five percent (5%), then Sprint shall not have the right to designate any directors to the board of directors pursuant to these by laws; provided, that for the purposes of the clauses (A) and (B) above, any increase in the Percentage Interest held by Sprint subsequent to the date of any determination shall not increase the number of directors that Sprint has the right to designate pursuant to this Section 2(A)(2); and provided, further, that so long as the Amended and Restated PCS Services Agreement, dated October 16, 2007 (as amended, the “Amended and Restated PCS Services Agreement”), between the Corporation and Sprint Spectrum, L.P. remains in effect, Sprint shall have the right to designate one (1) director to the board of directors, irrespective of Sprint’s Percentage Interest.

(3) three (3) shall be designees of Virgin (such persons, the “Virgin Designees” and, together with the SK Telecom Designees and the Sprint Designees, the “Stockholder Designees”); provided, however, that (A) if at any time the Percentage Interest held by Virgin is less than twenty-five percent (25%) but more than or equal to ten percent (10%), then Virgin shall have the right to designate two (2) directors to the board of directors; (B) if at any time the Percentage Interest held by Virgin is less than ten percent (10%) but more than or equal to five percent (5%), then Virgin shall have the right to designate one (1) director to the board of directors; and (C) subject to the second succeeding proviso, if at any time the Percentage Interest held by Virgin is less than five percent (5%), then Virgin shall not have the right to designate any directors to the board of directors pursuant to these bylaws; provided that for the purposes of clauses (A), (B) and (C) above, any increase in the Percentage Interest held by Virgin subsequent to the date of any determination shall not increase the number of directors that Virgin has the right to designate pursuant to this Section 2(A)(3); and provided, further, that so long as the Trademark License Agreement, dated October 16, 2007 (the “Virgin Trademark License Agreement”), between the Corporation and Virgin remains in effect, Virgin shall have the right to designate one (1) director to the board of directors, irrespective of Virgin’s Percentage Interest;

(4) three (3) shall be “independent directors” (any Independent Director, an “Independent Designee” and collectively, the Independent Designees”) as such term is used in the listing requirements of the New York Stock Exchange or such other stock exchange or securities market on which the Class A common stock of the Corporation is at any time listed or quoted (the “Exchange”); and

(5) one (1) shall be the Chief Executive Officer of the Corporation in office at the time of designation (the “CEO Designee”), unless otherwise determined by the affirmative vote of a majority of all directors then serving on the board of directors at the time of such designation.

For the purposes of these by-laws, the term “Percentage Interest” shall mean, at the time of determination with respect to any Significant Stockholder, the voting power collectively held by such Significant Stockholder as a percentage of the voting power attributable to all shares of any class of equity securities of the Corporation then outstanding which are then entitled to vote generally in the election of directors. For purposes of the definition of “Percentage Interest”, (i) SK Telecom shall be deemed to hold voting power over the equivalent number of shares of Class A common stock of the Corporation into which the common limited partnership units of the Operating Partnership received by it pursuant to the terms of the SK Transaction Agreement would be exchangeable and the equivalent number of shares of Class A common stock of the Corporation into which the shares of Series A Convertible Preferred Stock received by it pursuant to the terms of the SK Transaction Agreement would be convertible, in each case as though the stockholders approved (x) the issuance of the Class B common stock in respect of the common limited partnership units of the Operating Partnership and (y) the granting of voting rights in respect of the shares of Series A Convertible Preferred Stock, and (ii) Virgin shall be deemed to hold voting power over the equivalent number of shares of Class A common stock of the Corporation into which the shares of Series A Convertible Preferred Stock received by it pursuant to the terms of the SK Transaction Agreement are convertible as though the stockholders approved the granting of voting rights in respect of the shares of Series A Convertible Preferred Stock. For the purposes of these by-laws, (i) the term “SK Transaction Agreement” shall mean the Transaction Agreement, dated as of June 27, 2008, by and among the Corporation, the Operating Partnership, Helio, Inc., Helio LLC, SK Telecom USA Holdings, Inc., EarthLink, Inc. and Virgin, and (ii) the term “Series A Convertible Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $0.01, of the Corporation.

(B) notwithstanding anything to the contrary provided elsewhere in these by laws, on the date (the “Controlled Company Event Date”) that is one year after the date on which the Corporation ceases to qualify as a “controlled company” within the meaning of the rules of the Exchange (a “Controlled Company Event”), Virgin shall cease to have the right to designate more than two (2) Virgin Designees, Sprint shall cease to have the right to designate more than one (1) Sprint Designee and SK Telecom shall cease to have the right to designate more than one (1) SK Telecom Designee. Immediately prior to the occurrence of the Controlled Company Event Date, each of Virgin, Sprint and SK Telecom shall use its reasonable best efforts to cause the removal or resignation of the appropriate number of their respective Stockholder Designees. The vacancies created thereby shall be filled with a number of Independent Directors, and/or the size of the board of directors shall be decreased to eliminate any further vacancies, in each case such that the number of Independent Directors shall thereafter constitute at least a majority of the board of directors. Notwithstanding the foregoing, upon a Controlled Company Event the board of directors shall be entitled to determine (in compliance with Section 3 of Article II) that it is desirable to increase the size of the board of directors and to fill the vacancies created thereby with a number of Independent Directors such that the number of Independent Directors shall thereafter constitute at least a majority of the board of directors, in which case the other provisions described in this Section 2(B) of Article II need not be complied with.

(C) Any Person to be designated to the board of directors as an Independent Director (including any Independent Designee) shall be nominated by the Audit Committee of the board of directors, provided that, so long as any of the Significant

Stockholders or their respective Affiliates has the right to designate at least one director pursuant to this Section 2 of Article II, each Independent Director shall be reasonably acceptable to each such Significant Stockholder.

(D) For so long as (i) the Corporation qualifies as a “controlled company” within the meaning of the rules of the Exchange and (ii) Virgin or its Affiliates have the right pursuant to this Section 2.1 to designate three (3) Directors, Virgin or its Affiliates shall have the right to designate one of its Stockholder Designees as the Chairman of the Board. If the Chairman of the board of directors is not otherwise designated pursuant to the foregoing provisions of this Section 2(D), the board of directors shall fill such position with a director who is not an executive or otherwise employed by the Corporation or its subsidiaries.

(E) The Corporation shall include in the slate of nominees recommended by the board of directors the Stockholder Designees, the CEO Designee and each Independent Designee.

(F) Except as otherwise provided herein, (i) the directors shall be elected at the annual meeting of the stockholders and (ii) each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Requirements for Board Action. (A) As long as any Significant Stockholder has the right to designate at least one (1) director pursuant to Section 2 of this Article II above, the following actions shall require the affirmative vote of a majority of all directors then serving on the board of directors at the time of the applicable vote:

(1) the dissolution, liquidation or bankruptcy of the Corporation;

(2) the creation or issuance of any debt or creation or issuance of any equity securities of the Corporation or its subsidiaries other than (a) any issuance of equity securities of the Corporation in connection with employment or director arrangements with the Corporation pursuant to any employee benefit plan of the Corporation adopted by the board of directors; (b) any issuance of securities in connection with the right of any holder of partnership units in Virgin Mobile USA, L.P., a Delaware limited partnership, or any successor thereto (the “Operating Partnership”), pursuant to the terms of the Charter and the limited partnership agreement of the Operating Partnership, to exchange such partnership units for shares of Class A common stock of the Corporation; (c) any issuance of securities to holders of Class C common stock of the Corporation, in connection with the right of such holders, pursuant to the terms of the Charter, to convert their shares of Class C common stock of the Corporation into shares of Class A common stock; and (d) any issuance of securities in accordance with the tax receivable agreement, dated October 16, 2007, between the Corporation and Virgin (the “Tax Receivable Agreement”);

(3) amending the by-laws of the Corporation;

(4) changing the size of the board of directors;

(5) the incurrence by the Corporation or any of its subsidiaries of indebtedness in an amount in excess of $50,000,000 or entering into or amending any agreement pursuant to which the Corporation or any of its subsidiaries has incurred or may incur indebtedness in an amount in excess of $50,000,000; and

(6) the adoption of a material change to the strategy or business of the Corporation.

(B) Notwithstanding anything to the contrary contained herein and subject to Section 2 of this Article II, in addition to the affirmative vote of a majority of all directors then serving on the board of directors at the time of the applicable vote, the following actions shall require the consent or a waiver of consent of each of the Significant Stockholders; provided that (i) the consent or a waiver of consent of Virgin or Sprint or their respective Affiliates shall not be required in the event that Virgin or Sprint or their respective Affiliates, as the case may be, holds a Percentage Interest that is less than ten percent (10%) and (ii) the consent or a waiver of consent of SK Telecom or its Affiliates shall not be required in the event that SK Telecom or its Affiliates holds a Percentage Interest that is less than fifteen percent (15%), in each case at the time of such action:

(1) the merger, consolidation, reorganization or sale of all or substantially all of the assets of the Corporation;

(2) the Change of Control (as defined below) of the Corporation to a Direct Strategic Competitor (as defined below) of Sprint, Virgin, the Corporation or SK Telecom;

(3) the dissolution or liquidation of the Corporation;

(4) the sale of assets representing 50% or more of the assets of the Corporation based on the most recently available audited balance sheet of the Corporation;

(5) changing the size of the board of directors;

(6) amending the provisions of the by-laws of the Corporation that give effect to Section 2 and this Section 3; and

(7) the issuance of new shares of equity securities of the Corporation other than (a) any issuance of equity securities of the Corporation in connection with employment or director arrangements with the Corporation pursuant to any employee benefit plan of the Corporation adopted by the board of directors; (b) any issuance of securities in connection with the right of any holder of partnership units in the Operating Partnership, pursuant to the terms of the Charter and the limited partnership agreement of the Operating Partnership, to exchange such partnership units for shares of Class A common stock of the Corporation; (c) any issuance of securities to holders of Class C common stock of the Corporation, in connection with the right of such holders, pursuant to the terms of the Charter, to convert their shares of Class C common stock of the Corporation into shares of Class A common stock; and (d) any issuance of securities in accordance with the Tax Receivable Agreement.

Notwithstanding the consent or waiver of consent of a Significant Stockholder to any of the foregoing actions, such consent or waiver shall not constitute a consent or waiver of any other right of a Significant Stockholder under any other agreements, including, but not limited to, the Amended and Restated PCS Services Agreement and the Virgin Trademark License Agreement.

Notwithstanding the foregoing, the Corporation may take any action specified in clauses (1)-(7) above despite a failure to receive a consent or waiver from SK Telecom or its Affiliates if the Corporation receives prior approval of such action by more than 75% of the total outstanding voting power attributable to all shares of Equity Securities entitled to vote generally on such action.

(C) For the purposes of these by-laws:

(1) the term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise;

(2) the term “Change of Control” means: (i) a transaction of merger, reorganization, consolidation or similar form of business transaction directly involving the Corporation or indirectly involving the Corporation through one or more intermediaries unless, immediately following such transaction, more than 50% of the voting power of the then outstanding voting stock of the Corporation resulting from consummation of such transaction (including, without limitation, any parent or ultimate parent corporation of such Person that as a result of such transaction owns directly or indirectly the Corporation and all or substantially all of the Corporation’s assets) is held by the then existing stockholders of the Corporation; or (ii) the Corporation, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person other than as permitted under any agreement entered into by Sprint, Virgin or the Company in connection with the initial public offering of Class A common stock of the Corporation, and filed as exhibits to the Registration Statement on Form S-1 (File No.333-142524) filed by the Corporation with the Securities and Exchange Commission in connection with such initial public offering (collectively, the “Transaction Agreements”); or (iii) the acquisition of control of the Corporation by a Person or group of Persons. For the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to either (a) vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies), or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise (for the avoidance of doubt, consent rights do not constitute control for the purpose of this definition); or (iv) individuals who constitute the board of directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board of directors of the Corporation, provided that any person becoming a director subsequent to the date of these by-laws, whose election or nomination for election is either (A) contemplated by a written agreement among stockholders of the Corporation on the date of these by-laws or (B) was approved by a vote of at least two-thirds of the Incumbent Directors then on the board of directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the board of directors shall be deemed to be an Incumbent Director; or (v) the Corporation’s liquidation or dissolution;

(3) the term “Direct Strategic Competitor” shall mean:

(i) with respect to Virgin, any Person which by itself or by its Affiliates (A) generates annual revenues of $500 million or more from Telecommunication Services (based on the latest available financial statements at the time the relevant Change of Control occurs, which threshold will be adjusted as of the first day of each calendar year based on changes in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, as published by the United States Department of Labor Bureau of Labor Statistics, or any successor organization (the “CPI”), from the date hereof) or (B) is, or has an equity stake in excess of fifty percent (50%) in, one of the ten (10) largest competitors of Virgin or its Affiliates in any of the commercial airline, electronic media distribution, physical entertainment retailing, telecommunications or retail financial services industries as measured by worldwide revenues at the time the relevant Change of Control occurs, and (x) such person’s holding companies, Affiliates or subsidiaries as of the date hereof and (y) any other person that becomes a holding company, Affiliate or subsidiary of any such person subsequent to the date hereof other than in connection with a Change of Control or other transaction that is not carried out as a means to evade the terms of this definition;

(ii) with respect to Sprint, any Person that together with its Affiliates (A) is primarily engaged, directly or indirectly, in the business of providing any Telecommunications Services or (B) derives at least $1 billion in annual revenues (based on the latest available financial statements at the time the relevant Change of Control occurs, which threshold will be adjusted as of the first day of each calendar year based on changes in the CPI, from the date hereof) from the provision of any Telecommunications Services;

(iii) with respect to the Corporation, any Person (other than Virgin, Sprint and SK Telecom and their respective Affiliates) that has a share of the mobile telecommunications market in the United States of America, the U.S. Virgin Islands or Puerto Rico, as measured by the number of subscribers, equal to or exceeding ten percent (10%); and

(iv) with respect to SK Telecom, any Person that together with its Affiliates (A) is primarily engaged, directly or indirectly, in the business of providing any Telecommunications Services in South Korea or (B) derives at least $1 billion in annual revenues (based on the latest available financial statements at the time the relevant Change of Control occurs, which threshold will be adjusted as of the first day of each calendar year based on changes in the CPI, from the date hereof) from the provision of any Telecommunications Services.

(4) the term “Equity Securities” means any and all shares of common stock of the Corporation and any securities issued in respect thereof, including (i) Class A common stock of the Corporation; (ii) Class B common stock of the Corporation; (iii) Class C common stock of the Corporation; (iv) securities of the Corporation or the Operating Partnership convertible into, or exchangeable for, such shares, and options, warrants or other rights to acquire such shares; and (v) any securities issued in substitution for the securities described in clauses (i)-(iv) above in connection with any conversion, exchange, stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

(5) the term “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing;

(6) the term “Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner; and

(7) the term “Telecommunications Services” means services commonly associated with telecommunications, including without limitation, (i) wireline local and long distance telecommunications services, (ii) voice and data telecommunications services, (iii) Internet transport, hosting, security and managing services, and (iv) wireless services.

(8) the term “Transfer” (including the terms “Transferring” and “Transferred”) means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person.

Section 4. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of 66-2/3% in voting power of the outstanding shares then entitled to vote at an election of directors. Any director may resign at any time upon written notice to the board of directors or to the chief executive officer or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Notwithstanding anything to the contrary elsewhere in these by-laws, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director who is a Stockholder Designee, CEO Designee or Independent Designee, the vacancy created thereby shall be filled as soon as practicable by a new Stockholder Designee, CEO Designee or Independent Designee, as the case may be, who is designated in the manner specified in Section 2 of this Article II above.

Section 5. Vacancies. Unless otherwise provided in the Charter or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; provided that in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director who is a Stockholder Designee, CEO Designee or Independent Designee, the vacancy created thereby shall be filled as soon as practicable by a new Stockholder Designee, CEO Designee or Independent Designee, as the case may be, who is designated in the manner specified in Section 2 of this Article II above. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 6. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place within or outside the State of Delaware as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be held at any time or place within or outside the State of Delaware whenever called by or at the request of any chairman or co-chairman of the board, any two directors or the chief executive officer on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail. The notice to each director shall include the time, date and place of the meeting and the purpose or purposes of the meeting that has been called.

Section 8. Quorum, Required Vote and Adjournment. At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Charter or these by-laws shall require a vote of a greater number. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Committees. (A) Subject to the rules and regulations of the Exchange, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which to the extent provided in such resolution or these by-laws, and subject to applicable law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

(B) The Corporation shall establish a compensation committee that shall perform the functions usually reserved for a compensation committee (the “Compensation Committee”); provided, that such Compensation Committee shall at all times be composed of three (3) directors and as long as Virgin or Sprint has the right to designate at least one (1) director pursuant to Section 2 of this Article II, the Compensation Committee shall include one Stockholder Designee of Virgin and Sprint, respectively, if Virgin and Sprint so designate; and provided, further, that if any such Stockholder Designee is not eligible for membership on such Compensation Committee under applicable law, then for so long as applicable law so provides, such Compensation Committee of the board of directors shall not be required to include such Stockholder Designee. Any vacancies on the Compensation Committee not filled in accordance with the immediately preceding sentence shall be filled by such Independent Designees determined by the board of directors.

(C) The Corporation shall establish an audit committee to perform the duties usually reserved for an audit committee (the “Audit Committee”), and certain other duties, including reviewing and recommending to the full board of directors (with related party directors abstaining from any such board vote) all material related party transactions and nominating Independent Directors; provided, that such Audit Committee shall at all times be composed of three (3) Independent Designees and shall at no time include a Virgin Designee, a Sprint Designee or a SK Telecom Designee.

Section 10. Committee Rules. Each committee of the board of directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee and subject to the rules and regulations of the Exchange. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 9 of this Article II, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. In the absence of a provision by the board of directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee and in other respects each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article.

Section 11. Communications Equipment. Unless otherwise restricted by the Charter or these by-laws, members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 12. Action by Written Consent. Unless otherwise restricted by the Charter or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

Section 13. Organization. Meetings of the board of directors shall be presided over by the chairman or one of the co-chairmen of the board, if any, or in the absence of the chairman or one of the co-chairmen of the board by the vice chairman of the board, if any, or in the absence of the vice chairman of the board by the chief executive officer, or in the absence of the foregoing persons by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 14. Compensation. Unless otherwise restricted by the Charter or these by-laws, the board of directors shall have the authority to fix the compensation of directors with the majority of directors present at the meeting subject to quorum requirements.

ARTICLE III

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the board of directors and may consist of a chief executive officer, a chairman of the board of directors, and a secretary. The board of directors may also from time to time elect such other officers (including a president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a chief financial officer, any number of assistant secretaries and such other officers and assistant officers) as may be deemed necessary or desirable or may delegate to any elected officer of the Corporation the power to appoint and remove such officers and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person unless the Charter or these by-laws otherwise provide. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the board of directors. Unless otherwise provided in the resolution of the board of directors electing any officer, each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal; Resignation. Any officer elected by the board of directors may be removed by the board of directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of an officer shall not of itself create contractual rights. Any officer may resign at any time upon written notice to the board of directors or to the president, the chief executive officer or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the board of directors then in office at any annual, regular or special meeting.

Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors (subject to any employment agreement that may then be in effect between the Corporation and the relevant officer), and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he is also director of the Corporation.

Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the board or as may be provided by law. If there are Co-Chairmen of the board, such Co-Chairmen shall rotate the administrative duties of such position, including presiding at the meetings of the board of directors.

Section 7. Chief Executive Officer. The chief executive officer of the Corporation shall, subject to the provisions of these by-laws and the control of the board of directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the board of directors or as may be provided in these by-laws. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The chief executive officer shall report directly to the board of directors and shall have the right to delegate any of his powers to any other officer or employee and the authority to appoint vice presidents of the Corporation.

Section 8. Executive Vice Presidents. Each executive vice president shall perform all such duties as from time to time may be assigned to him by the board of directors, the president or the chief executive officer. At the request of the president or in the absence of the president or in the event of the president’s inability or refusal to act, the executive vice president, or if there shall be more than one, the executive vice presidents in the order determined by the board of directors (or if there be no such determination, then the executive vice presidents in the order of their appointment), shall perform the duties of the president, and when so acting, shall have the powers of and be subject to the restrictions placed upon the president in respect of the performance of such duties.

Section 9. Senior Vice Presidents. Each senior vice president shall perform all such duties as from time to time may be assigned to him by the board of directors, the president or the chief executive officer. There shall be no duties that are incident to the office of the senior vice president, other than those which are specifically assigned by the board of directors, the president or the chief executive officer. A senior vice president may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the board of directors, president or chief executive officer assigns such responsibility to such officer.

Section 10. Chief Financial Officer. The chief financial officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for public securities purposes. If the chief financial officer is not also the treasurer of the Corporation, he shall be responsible for the supervision of the treasurer. He shall perform all duties incident to the office of chief financial officer, and such other duties as may from time to time be assigned to him by the board of directors or as may be provided in these by-laws.

Section 11. Vice-presidents. Each vice president shall perform all such duties as from time to time may be assigned to him by the board of directors, the president or the chief executive officer. There shall be no duties that are incident to the office of vice president, other than those which are specifically assigned by the board of directors, the president or the chief executive officer. A vice president may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the board of directors, president or chief executive officer assigns such responsibility to such officer.

Section 12. The Treasurer. The treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the board of directors may determine. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the chief executive officer and to the board of directors, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of the treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the board of directors or the chief executive officer or as may be provided by law.

Section 13. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the supervision of the chief executive officer, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one (1), the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president or the chief executive officer may, from time to time, prescribe.

Section 14. Other Officers, Assistant Officers and Agents. Officers and assistant officers, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors which is not inconsistent with these by-laws.

Section 15. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE IV

STOCK

Section 1. Form. The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the chairman or vice chairman of the board of directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. The board of directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 2. Transfer of Shares. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.

Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5. Dividends. Subject to the provisions of the Charter, the board of directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the DGCL or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Section 6. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered into the books of the Corporation. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may, to the fullest extent permitted by law, treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

ARTICLE V

INDEMNIFICATION

To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, except as otherwise provided in the Charter, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the board of directors.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of the following December.

Section 2. Waiver of Notice. Whenever notice is required to be given by law or under any provision of the Charter or these by-laws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting except when such person attends for the express purpose of objecting at the beginning of the meetings to the transaction of any business because the meeting is not lawfully called or convened.

Section 3. Corporate Seal. The board of directors may provide a corporate seal which shall be in such form as may be approved from time to time by the board of directors of a circle and shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the board of directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

Section 4. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 5. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Charter, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 6. Books and Records. The books and records of the Corporation may be kept outside of the State of Delaware at such place or places as the board of directors may from time to time determine.

Section 7. Checks, Notes, Proxies, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the board of directors or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the chairman or co-chairman of the board of directors, the chief executive officer, or by such officers as the chairman or co-chairman of the board of directors, the chief executive officer or the board of directors may from time to time determine.

ARTICLE VII

AMENDMENTS

Subject to Article II, these by-laws may be amended, altered, or repealed and new by-laws adopted by resolution of the board of directors. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers. The stockholders will only be able to adopt, amend, alter or repeal by-laws by an affirmative vote of not less than 66-2/3% in voting power of all outstanding shares of stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

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